July __, 2005

Rodman & Renshaw, LLC
330 Madison Avenue
New York, New York 10017

      Re: Argyle Security Acquisition Corporation

Gentlemen:

      This letter will confirm the agreement of the undersigned to purchase warrants ("Warrants") of Argyle Security Acquisition Corporation ("Company") included in the units ("Units") being sold in the Company's initial public offering ("IPO") upon the terms and conditions set forth herein. Each Unit is comprised of one share of Common Stock and one Warrant. The shares of Common Stock and Warrants will not be separately tradeable until 20 days after the exercise or expiration of the over-allotment exercise period, unless Rodman & Renshaw, LLC ("Rodman") informs the Company of its decision to allow earlier separate trading.

      Each of the undersigned agrees that this letter agreement constitutes an irrevocable instruction for Rodman to purchase for the undersigned's account, within the 45-trading day period commencing on the date separate trading of the Warrants commences ("Separation Date"), as many Warrants as are available for purchase at market prices not to exceed $1.20 per Warrant, subject to a maximum Warrant purchase obligation equal to the number of Warrants set forth opposite their respective names below ("Maximum Warrant Purchase"). Rodman agrees to fill such order in such amounts and at such times as it may determine, during the forty trading-day period commencing on the Separation Date. Rodman further agrees that it will not charge the undersigned any fees and/or commissions with respect to such purchase obligation.

      The undersigned may notify Rodman that all or part of the Maximum Warrant Purchase will be made by one or more affiliates of the undersigned (or another person or entity introduced to Rodman by the undersigned (a "Designee")) who (or which) has an account at Rodman and, in such event, Rodman will make such purchase on behalf of said affiliate or Designee; provided, however, that the undersigned hereby agree to make payment of the purchase price of such purchase and to fulfill their Maximum Warrant Purchase in the event and to the extent that their affiliate or Designee fails to make such payment or purchase.

      Each of the undersigned agrees that neither he nor any affiliate or Designee of his shall sell or transfer the Warrants until after the consummation of a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business and acknowledges that, at the option of Rodman, the certificates for such Warrants shall contain a legend indicating such restriction on transferability.

                          Very truly yours,             Maximum Warrant Purchase
                                                        ------------------------

                          Argyle Joint Ventures


                          By:
                             ---------------------
                             Name:
                             Title:

                          Argyle New Ventures, L.P


                          By:
                             ---------------------


                          ------------------------
                          Ron Chaimovski


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